EXHIBIT 4.2

3.125% Convertible Senior Note due 2014

FACE OF NOTE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL NOTES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF PSS WORLD MEDICAL, INC., (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTES EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTES, EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS NOTE WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE COMPANY HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL NOTES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE COMPANY, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS NOTE OTHER THAN IN CONFORMITY WITH RULE 144 BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL NOTES).

PSS WORLD MEDICAL, INC.

3.125% Convertible Senior Note due 2014

No. [ ]	$[ ]

CUSIP No. 69366A AC4

PSS World Medical, Inc., a corporation duly organized and validly existing under the laws of the State of Florida (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [            ] Dollars, $[            ] (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $200,000,000 in aggregate (or $230,000,000 if the Initial Purchaser exercises its option to purchase additional Notes in full as set forth in the Purchase Agreement) at any time by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on August 1, 2014.

This Note shall bear interest at the rate of 3.125% per annum (subject to increase pursuant to Sections 5.06(d) of the Indenture) from August 4, 2008, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until August 1, 2014. Interest is payable semi-annually in arrears on each February 1 and August 1, commencing February 1, 2009, to holders of record at the close of business on the preceding January 15 and July 15 (whether or not such day is a Business Day), respectively. Interest on this Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of the principal of and premium, if any, and accrued and unpaid interest and any Extension Fee or Additional Interest, on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash, shares of Common Stock of the Company or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

PSS WORLD MEDICAL, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

PSS WORLD MEDICAL, INC.

3.125% Convertible Senior Note due 2014

This Note is one of a duly authorized issuance of Notes of the Company, designated as its 3.125% Convertible Senior Notes due 2014 (herein called the “Notes”), limited to the aggregate principal amount of $200,000,000 (or $230,000,000 if the Initial Purchaser exercises its option to purchase additional Notes in full as set forth in the Purchase Agreement) all issued or to be issued under and pursuant to an Indenture dated as of August 4, 2008 (herein called the “Indenture”), between the Company and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and interest, including any Extension Fee or Additional Interest, on all Notes may be declared, by either the Trustee or the holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and accrued and unpaid interest, and any Extension Fee or Additional Interest, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the holder of the new Notes issued upon such exchange of Notes being different from the name of the holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common	UNIF GIFT MIN ACT

Custodian
(Cust)

TEN ENT -as tenants by the entireties

(Minor)

JT TEN -as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act	(State)

Additional abbreviations may also be used

though not in the above list.

SCHEDULE A

PSS WORLD MEDICAL, INC.

3.125% Convertible Senior Notes due 2014

The initial principal amount of this Global Note is $[                    ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian